                                                                               .
                                                                               .
                                                                               .
                                                                  EXHIBIT (a)(5)


CASA MUNRAS HOTEL PARTNERS, L.P.
HOTEL AND PER UNIT VALUATION ANALYSIS
AS OF MARCH 31, 2003

SUMMARY PARTNERSHIP BALANCE SHEETS .......................
----------------------------------------------------------
         Assets:

         Property & equipment ............................       $  3,846,255
         Current assets ..................................            274,335
         Other ...........................................            480,706
                                                                 ------------
                           Total assets ..................          4,601,296
                                                                 ------------
         Liabilities:

                  Long-term debt (including current
                    portion) .............................          6,470,271
         Current liabilities .............................            489,683
                                                                 ------------
                           Total liabilities .............          6,959,954
                  Partners' deficit (book value) .........       ($ 2,358,658)
                  Per unit book value ....................       ($    524.15)
                                                                 ============

                  Appraised value ........................       $ 11,600,000
                                                                 ============

BALANCE SHEETS AS ADJUSTED FOR APPRAISALS ................
----------------------------------------------------------
         Assets:

         Net hotel valuation .............................       $ 10,788,000
         Current assets ..................................            274,335
         Other ...........................................            480,706
                                                                 ------------
                           Total assets ..................       $ 11,543,041
                                                                 ------------
         Liabilities:
                  Long-term debt .........................          6,470,271
                  Current liabilities ....................            489,683
                                                                 ------------
                           Total liabilities .............          6,959,954
                                                                 ------------
                  Partners' equity .......................          4,583,087
            Less: General partner allocation .............         (1,079,432)
                  Net Limited Partners' equity ...........       $  3,503,655
                                                                 ============
                  Per unit value as adjusted for appraisal       $     786.45
                  Less 10% discount for lack of control ..             (78.65)
                           Subtotal ......................             707.80
         Less: 32.5% discount for lack of marketability ..            (230.04)
ESTIMATED FAIR MARKET VALUE PER LIMITED PARTNER UNIT .....       $     477.76
                                                                 ============

CASA MUNRAS HOTEL PARTNERS, L.P.
HOTEL AND PER UNIT VALUATION ANALYSIS
AS OF MARCH 31, 2003

Allocation of Net Hotel Valuation ........................
----------------------------------------------------------
         Total appraised value ...........................       $ 11,600,000
         Less: est. sales costs and expenses @7% .........           (812,000)
           Net hotel valuation ...........................         10,788,000
                                                                 ------------
         Less: long-term debt ............................         (6,470,271)
                                                                 ------------
         Net valuation ...................................          4,317,729

            General Partner allocation @25% ..............         (1,079,432)

         Allocation to Limited Partners @75% .............       $  3,238,297
                                                                 ============


                                       2